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EXHIBIT 23.2 CONSENT OF MOORE STEPHENS ELLIS FOSTER, CHARTERED ACCOUNTANTS


MOORE STEPHENS
ELLIS FOSTER LTD.

Chartered Accountants
1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report, dated July 7, 2004, accompanying the financial statements of MIV Therapeutics Inc. appearing in the current report on Form 10-KSB, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                              /s/ Moore Stephens Ellis Foster
                              --------------------------------------------------
                              Moore Stephens Ellis Foster, Chartered Accountants


Vancouver, Canada
September 17, 2004